                                                                    EXHIBIT 23.1


Auditors' Consent


We have issued our reports dated February 14, 1996 accompanying the consolidated financial statements and schedule of Michael Foods, Inc. and Subsidiaries which are included in the Annual Report on Form 10-K of Michael Foods, Inc. for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Michael Foods, Inc. on Form S-8 (File No. 33-31914, effective November 21, 1989; File Nos. 33-64076 and 33-64078, effective June 9, 1993; and File No. 33-57969, effective March 7, 1995).



                                                 /s/GRANT THORNTON LLP


Minneapolis, Minnesota
February 14, 1996